CUSIP No. 867017105	13D	Page 13 of 13 Pages

EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the undersigned acknowledge and agree that the foregoing statement on Schedule 13D with respect to the Common Stock is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. Additionally, the undersigned acknowledge and agree to the inclusion of this Joint Filing Agreement as an Exhibit to this Statement. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

November 29, 2004

/s/ MICHAEL D. HERMAN
Michael D. Herman

COCONUT PALM CAPITAL INVESTORS II, LTD.
By:	Coconut Palm Capital Investors II, Inc., as general partner

By:	/s/ RICHARD C. ROCHON
	Name:	Richard C. Rochon
	Title:	President

COCONUT PALM CAPITAL INVESTORS II, INC.
By:	/s/ RICHARD C. ROCHON
	Name:	Richard C. Rochon
	Title:	President

/s/ RICHARD C. ROCHON
Richard C. Rochon

/s/ MARIO B. FERRARI
Mario B. Ferrari